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                                                                    Exhibit 23.2

                            CONSENT OF BRYAN CAVE LLP



     We hereby consent to the use of our name in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, as filed with the Securities and Exchange Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

October 5, 2001



                                                /s/ Bryan Cave LLP
                                                    --------------
                                                    Bryan Cave LLP